EXHIBIT 3.203

BY-LAWS

OF

GRUNDY MINING COMPANY

FIRST. The title of this corporation is

GRUNDY MINING COMPANY

SECOND. The principal office of the corporation in Tennessee shall be in Tracy City, Tennessee.

The corporation may also have an office and keep it books and records in the City of Tracy City, State of Tennessee and at such other places as the board of Directors may from time to time designate.

MEETINGS OF STOCKHOLDERS

THIRD. All meetings of stockholders shall be held at the office of the corporation in the City of Tracy City, State of Tennessee or Nashville, State of Tennessee.

An annual meeting of stockholders shall be held at a date set by the President of TENNESSEE CONSOLIDATED COAL COMPANY as long as TENNESSEE CONSOLIDATED COAL COMPANY is the sole stockholder in GRUNDY MINING COMPANY, however, as long as TENNESSEE CONSOLIDATED COAL COMPANY owns all GRUNDY stock, the stockholders meeting may be by-passed if the President of TENNESSEE CONSOLIDATED COAL COMPANY so chooses.

Each stockholder shall be entitled to one vote in person or by proxy for each share of stock entitled to vote standing registered in his name more than twenty days before such election.

A complete list of stockholders entitled to vote, arranged in alphabetical order, shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto, and during the whole time of election.

Special meetings of the stockholders may be called by the president, and shall be called on the request in writing or by a vote of a majority of the board of directors or on demand in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

Notice of special meetings shall be mailed by the secretary to each stockholder of record, at his or her last known post-office address, five days prior thereto.

Written notice of the annual meeting of stockholders shall be mailed to each stockholder ten days before the date set for each such meeting.

A majority in amount of the stock outstanding and entitled to vote shall constitute a quorum at all meetings.

DIRECTORS

FOURTH. The property and business of the corporation shall be managed and controlled by its directors, consisting of not less than three nor more than fifteen in number.

The board of directors may elect a chairman of the board of directors who shall not be an officer of the Corporation. The duties of the chairman of the board will be to preside at all meetings of the board and perform such other duties as the board may designate.

The directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be a vacancy in the board by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the remaining directors by majority vote.

The board of directors may at any time, by amendment of the by-laws, increase the number of its members and may elect such additional directors who shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

POWERS OF THE DIRECTORS

FIFTH. The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws, subject also to regulations which may be from time to time made by the stockholders.

The board of directors shall have power:

To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

To pay for such property, rights or privileges in whole or in part, with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise and to do every other act and thing necessary to effectuate the same.

To appoint agents, clerks, assistants, factors, servants and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

To confer on any officer of the corporation the power of selecting, discharging or suspending such employees.

To determine by whom and in what manner the corporation’s bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.

To delegate any of its powers to any committee, officer or agent and to grant the power to sub-delegate.

MEETINGS OF DIRECTORS

SIXTH. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such first meeting may also be fixed by written consent of the directors.

Regular meetings of the directors shall be held on the third Wednesday in May at the office of the corporation in Tracy City, at 10:00 A.M. or elsewhere and at other times as may be fixed by resolution of the board. No notice of regular meetings shall be required.

Special meetings of the board may be called by the president or the chairman on two days notice in writing or on one days notice by telegram to each director and shall be called by the president or chairman in like manner on written request by two directors. Special meetings of the board may be held within or without the State of Tennessee at such place as is indicated in the notice or waiver of notice thereof.

A majority of directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

ORDER OF BUSINESS: DIRECTORS’ MEETING

SEVENTH.	1- Reading of minutes of previous meeting.
2- Reports of officers.

3- Reports of committees.

4- Unfinished business.

5- Miscellaneous business.

6- New business.

EXECUTIVE COMMITTEE

EIGHTH. The board of directors may appoint an executive committee to consist of not less than three nor more than eight of its members. The board of directors may appoint a chairman of the executive committee who shall not be an officer of the corporation. The duty of the chairman shall be to preside at meetings of the executive committee and to perform such other duties as the board may designate. The executive committee shall not have authority to alter or amend the by-laws but shall exercise all other powers of that board of directors between the meetings of said board, except the power to fill vacancies in their own membership, which vacancies shall be filled by the board of directors.

The executive committee shall meet at stated times or on notice to all by any of their own number. It shall fix its own rules of procedure. A majority shall constitute a quorum but the affirmative vote of a majority of the whole committee shall be necessary in every case.

The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors.

OTHER COMMITTEES

NINTH. From time to time the board may appoint from their own number, any other committee or committees for any purpose, which shall have such powers as shall be specified in that resolution of appointment.

COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

TENTH. Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board shall from time to time prescribe.

OFFICERS OF THE CORPORATION

ELEVENTH. The officers of the corporation shall be president, one or more vice-presidents, secretary, treasurer, counsel and such other officers as may from time to time be elected or appointed by the board of directors.

One person may hold the offices of president and treasurer or secretary and treasurer or vice-president and treasurer or vice-president and secretary, but not the offices of vice-president, secretary and treasurer.

OFFICERS, HOW CHOSEN

TWELFTH. The board of directors shall elect from their own number a president and one or more vice-presidents, who shall hold office until the next annual meeting and until their successors are elected and qualified. They shall also appoint a secretary, treasurer and counsel to serve during the pleasure of the board.

DUTIES OF THE PRESIDENT

THIRTEENTH. The president shall be the chief executive officer of the corporation. It shall be his duty to preside at all meetings of the stockholders; to have general and active management of the business of the corporation, to see that all orders and resolutions of the board of directors are carried into effect; to execute all contracts and agreements authorized by the board; to keep the seal of the corporation and when authorized by the board or the executive committee, to sign and to affix the seal of the corporation to any instrument requiring the same, which seal shall be attested by the signature of the secretary or the treasurer.

He shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed.

He shall be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of president of a corporation.

VICE-PRESIDENT

FOURTEENTH. The vice-president shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and he shall perform such other duties as may be prescribed by the board of directors.

PRESIDENT PRO TEM

FIFTEENTH. In the absence of disability of both the president and vice-president, the board may appoint a president pro tem.

SECRETARY

SIXTEENTH. The secretary shall be sworn to the faithful discharge of his duty. He shall be secretary of and shall attend all meetings of the corporation, the board of directors, the executive committee and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him.

TREASURER

SEVENTEENTH. The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

He shall disburse the funds of the corporation as may be ordered by the board, executive committee or president, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation, and annual reports to the stockholders at the annual meeting.

He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

He shall give the corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the board of directors or executive committee may from time to time prescribe or require.

COUNSEL

EIGHTEENTH. The counsel shall be the legal adviser of the corporation and shall receive such salary for his services as the board of directors may fix.

DUTIES OF OFFICERS MAY BE DELEGATED

NINETEENTH. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.

TERM OF OFFICE

TWENTIETH. Officers of the corporation will be elected to serve for a period of one year or until their successors are duly elected by the board. The board may by a majority vote at any meeting discontinue the services of any elected officer with or without cause.

The board of directors may declare the officers of TENNESSEE CONSOLIDATED COAL COMPANY to be the duly elected officers of GRUNDY MINING COMPANY as long as all stock of GRUNDY MINING COMPANY is owned by TENNESSEE CONSOLIDATED COAL COMPANY.

TRANSFER OF STOCK

TWENTY-FIRST. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his legal representative, upon surrender of certificates of stock for cancellation. No transfer of stock shall be made within ten days next preceding the day appointed for paying a dividend. The board of directors may close the transfer books for a period not exceeding forty days preceding annual or special meeting of the stockholders.

The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Tennessee.

CERTIFICATES OF STOCK

TWENTY-SECOND. Certificates of stock shall be signed by the president or vice-president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, not exceeding in amount double the value of the stock.

FISCAL YEAR

TWENTY-THIRD. The fiscal year of the corporation shall begin on the first day in January in each year.

DIVIDENDS

TWENTY-FOURTH. Dividends upon the capital stock, may be declared by the board of directors at any regular or special meeting. Before paying any dividend or making any distribution of profits, there may be set aside out of the net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation.

CHECKS FOR MONEY

TWENTY-FIFTH. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank.

BOOKS AND RECORDS

TWENTY-SIXTH. The books, accounts and records of the corporation may be kept at any office of the corporation within or without the State of Tennessee and shall be open to inspection by the stockholders at such times and subject to such regulations as the board of directors may prescribe.

NOTICES

TWENTY-SEVENTH. Notice required to be given under the provisions of these by-laws to any director, officer or stockholder, shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post-office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

WAIVER OF NOTICE

TWENTY-EIGHTH. Any stockholder, officer or director may waive, in writing, any notice required to be given under these by-laws, whether before or after the time stated therein.

PROXIES

TWENTY-NINTH. Proxies shall be in writing signed by a stockholder.

AMENDMENTS OF BY-LAWS

THIRTIETH. These by laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or by a majority of the whole authorized number of directors, as the case may be.

TENNESSEE CONSOLIDATED COAL COMPANY

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of Tennessee Consolidated Coal Company (the “Corporation”), and acting pursuant to Section 48-17-104 of the Tennessee Code Annotated in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ Michael D. Bauersachs
Michael D. Bauersachs

/s/ Don L. Blankenship
Don L. Blankenship

/s/ H. Drexel Short
H. Drexel Short